Exhibit 10.37

NMT MEDICAL, INC.

Amendment to Incentive Stock Option Agreement

This Amendment to Incentive Stock Option Agreement is dated as of the 31st day of December, 2002, by and between John E. Ahern (the “Participant”) and NMT Medical, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Company has granted the Participant a stock option, exercisable for 150,000 shares of the Company’s Common Stock, $0.001 par value per share, at an exercise price of $2.156 per share pursuant to the terms of an incentive stock option agreement between the Company and the Participant (the “Option Agreement”); and

WHEREAS, the Company and the Participant desire to amend the Option Agreement, as described herein; and

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Participant and the Company hereby agree as follows:

1.	The first sentence of Section 2 of the Option Agreement is hereby deleted and replaced with the following:

“This option will become exercisable (“vest”) in 48 equal monthly installments with the first installment becoming exercisable one month after the Grant Date.”

2.	Section 3(e) of the Option Agreement is hereby deleted in its entirety and replaced with the following:

“(e) Discharge for Cause. If the Participant, prior to the Final Exercise Date, is discharged by the Company for “Cause” (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such discharge. “Cause” shall mean:

(i) fraud, embezzlement or gross insubordination on the part of the Participant;

(ii) conviction of or the entry of a plea of nolo contendere by the Participant to any felony or crime of moral turpitude;

(iii) a material breach of, or the willful failure or refusal by the Participant to perform and discharge, his duties, responsibilities or obligations under any employment agreement with Company that is not corrected within 20 days following written notice thereof to the Participant by the Company, such notice to state with specificity the nature of the breach, failure or refusal; provided, that if such breach, failure or refusal cannot reasonably be corrected within 20 days of written notice thereof, correction shall be commenced by the Participant within such period and shall be corrected as soon as practicable thereafter; or

(iv) any act of willful misconduct by the Participant which is intended to result in substantial personal enrichment of the Participant at the expense of the Company or any of its subsidiaries or affiliates.”

3.	The following new Section 3(f) shall be added to the Option Agreement immediately following Section 3(e):

“(f) Discharge Without Cause. If, prior to the Final Exercise Date, the Participant’s employment is terminated as a result of any of the following events, this option shall be exercisable, within the period of one year following such termination, provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of such termination, and further provided that this option shall not be exercisable after the Final Exercise Date:

(i) the Company terminates the Participant’s employment at anytime without Cause;

(ii) there occurs a substantial reduction by the Company in the Participant’s responsibilities, authorities, powers and duties from the responsibilities, authorities, powers and duties exercised by the Participant just prior to such reduction but excluding such reduction effected with the Participant’s prior consent or for reasons arising out of the Participant’s gross negligence or willful misconduct;

(iii) the Company requires the Participant to be based principally at any office or location which is outside New England, unless the Participant consents to be based principally at another office or location;

(iv) the Company’s fails to (x) maintain the Participant’s eligibility for participation in existing benefit plans then being made available by the Company to other employees of the Company having substantially similar levels of responsibility as the Participant or (y) provide to the Participant substantially the same benefits or other perquisites then being provided or paid to the other employees of the Company having substantially similar levels of responsibility as the Participant; or

(v) there occurs a breach of any employment agreement between the Participant and the Company by the Company which continues for more than seven (7) business days after the Participant gives written notice to the Company, setting forth in reasonable detail the nature of such breach.”

4.	Except as expressly modified hereby, the Option Agreement is in full force and effect, and the Option Agreement, as amended hereby, is hereby ratified and affirmed by the Company and the Participant.

5.	This Amendment to Incentive Stock Option Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same document.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment to Incentive Stock Option Agreement as of the date first set forth above.

COMPANY:

NMT MEDICAL, INC.

By:	/s/ RICHARD E. DAVIS
Name:	Richard E. Davis
Title:	Vice President/CFO

PARTICIPANT:

By:	/s/ JOHN E. AHERN
John E. Ahern

[Signature page to Amendment to Incentive Stock Option Agreement]